UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Not applicable.

(b) In connection with the appointment by InfuSystem Holdings, Inc. (the “Company”) of a new Chief Executive Officer, as further discussed under Item 5.02(c) below, the Company announced on March 14, 2013 that Dilip Singh will resign his position as the Company’s Interim Chief Executive Officer, effective April 1, 2013.

(c) On March 14, 2013, the Company announced that its Board of Directors (the “Board”) has appointed Eric K. Steen as the Company’s Chief Executive Officer and a member of the Board, effective April 1, 2013.

Mr. Steen, age 56, most recently served as the principal of Eric K. Steen & Associates, a consulting business providing services to medical device and pharmaceutical companies, from February 2012 to March 2013. Prior to forming Eric K. Steen & Associates, Mr. Steen was President of Central Admixture Pharmacy Services, where he turned a start-up company into a successful $150 million pharmacy services organization with 25 locations. Mr. Steen was employed at Central Admixture Pharmacy Services from 1992 to 2012, and served as President starting in 1997. Mr. Steen concurrently served as the Chief Marketing Officer of B. Braun Medical Inc., a $1.5 billion organization offering infusion therapy and pain management products and services. Mr. Steen was employed at B. Braun Medical Inc. from 1997 to 2012. Mr. Steen began his career in sales and operations management at American Hospital Supply Corp., where he was employed from 1978 to 1983, and at Baxter Healthcare, where he was employed from 1983 to 1992. Mr. Steen earned a Master of Business Administration degree from Arizona State University and a Bachelor of Science Degree in Business Administration from San Diego State University.

In connection with Mr. Steen’s appointment as Chief Executive Officer, the Company entered into an Employment Agreement, effective as of April 1, 2013, with Mr. Steen (the “Employment Agreement”). The Employment Agreement provides for an initial term (the “Initial Term”) of one year, and the Employment Agreement shall automatically renew for subsequent one year renewal terms unless Mr. Steen is terminated, retires or resigns, or if either party provides at least ninety days written notice of non-renewal.

Under the Employment Agreement, Mr. Steen will receive a base salary of $300,000 for the Initial Term and is eligible for an annual performance bonus of up to 75% of his base salary, or $225,000 in the Initial Term, based upon satisfaction of performance objectives to be developed by the Compensation Committee of the Board (the “Compensation Committee”). Mr. Steen is also eligible for additional discretionary bonuses based on the achievement of certain specified goals established by the Compensation Committee.

Mr. Steen will receive, pursuant to the terms of an Inducement Stock Option Agreement by and between the Company and Mr. Steen, dated as of April 1, 2013, 700,000 inducement stock options outside the Company’s 2007 Stock Option Plan, of which 300,000 options will have an exercise price of $1.75 and 400,000 options will have an exercise price of $2.75 (all options granted to Mr. Steen pursuant to the Inducement Stock Option Agreement, the “Options”). The Options will be granted on April 1, 2013 and will vest over a four-year period, with 25% vesting on the first anniversary of the grant date and the remaining Options vesting pro rata monthly in the thirty-six months thereafter. The Options will expire on the tenth anniversary of their grant date. In the event Mr. Steen is involuntarily terminated by the Company without cause, the vesting of the Options that would have otherwise vested in the twelve months following the date of termination will accelerate and become exercisable. The vesting of the Options may be accelerated by the Compensation Committee, in its sole discretion.

Pursuant to the Employment Agreement, Mr. Steen will also be eligible for additional option grants as determined by the Compensation Committee. Mr. Steen will additionally be entitled to the reimbursement of reasonable relocation expenses not to exceed $20,000. Mr. Steen will be eligible to participate in any benefit plan offered by the Company for which Mr. Steen qualifies, and Mr. Steen will accrue paid time off at a rate of four weeks per year. Any accrued paid time off that remains unused after the Initial Term shall roll over into any renewal terms.

The Company must provide Mr. Steen with six months advance notice of an involuntary termination of Mr. Steen’s employment other than for cause. In such event and in exchange for the execution of a general release, Mr. Steen will be entitled to a severance payment in an amount equal to six months of Mr. Steen’s then-current base salary, in addition to Mr. Steen’s accrued and unpaid base salary, bonus amount in respect of the immediately preceding calendar year, paid time off and reimbursements through the date of such termination.

The Employment Agreement contains customary confidentiality, non-disparagement, protection of Company intellectual property, non-competition and non-solicitation provisions applicable to the duration of Mr. Steen’s employment and thereafter.

The foregoing descriptions of the Employment Agreement and Inducement Stock Option Agreement are only a summary, do not purport to be complete, and are qualified in their entirety by the terms of the Employment Agreement and Inducement Stock Option Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated by reference herein.

(d) Pursuant to the terms of the Employment Agreement, the Company has increased the size of its Board by one member, to eight directors, and has appointed Mr. Steen to the Board, effective April 1, 2013. A description of the Employment Agreement and a biography of Mr. Steen are provided in Item 5.02(c) above.

(e) The Company and Mr. Steen entered into the Employment Agreement and Inducement Stock Option Agreement, the terms of such agreements are summarized in Item 5.02 (c) above.

(f) Not applicable.

Item 8.01.	Other Events.

On March 14, 2013, the Company issued a press release announcing the resignation of Mr. Singh, the appointment of Mr. Steen as Chief Executive Officer, the Employment Agreement and the Inducement Stock Option Agreement.

The foregoing description of the press release is qualified by the complete press release filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement by and between the Company and Eric K. Steen, effective April 1, 2013.

10.2	Inducement Stock Option Agreement by and between the Company and Eric K. Steen, dated as of April 1, 2013.

99.1	Press Release of InfuSystem Holdings, Inc., dated March 14, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Jonathan P. Foster
	Name:	Jonathan P. Foster
	Title:	Chief Financial Officer

Dated: March 18, 2013

Index to Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between the Company and Eric K. Steen, effective April 1, 2013.

10.2	Inducement Stock Option Agreement by and between the Company and Eric K. Steen, dated as of April 1, 2013.

99.1	Press Release of InfuSystem Holdings, Inc., dated March 14, 2013.